Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2022 SECOND QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.225 PER SHARE

ARLINGTON, Texas (Business Wire) - April 26, 2022

Fiscal 2022 Second Quarter Highlights - comparisons to the prior year quarter
•Net income per diluted share increased 59% to $4.03
•Net income attributable to D.R. Horton increased 55% to $1.4 billion
•Consolidated revenues increased 24% to $8.0 billion
•Consolidated pre-tax income increased 60% to $1.9 billion
•Consolidated pre-tax profit margin improved 520 basis points to 23.5%
•Home sales revenues increased 22% to $7.5 billion on 19,828 homes closed
•Net sales orders increased 10% in value to $9.7 billion on 24,340 homes sold
•Repurchased 3.1 million shares of common stock for $266.0 million

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its second fiscal quarter ended March 31, 2022 increased 59% to $4.03 per diluted share compared to $2.53 per diluted share in the same quarter of fiscal 2021. Net income attributable to D.R. Horton in the second quarter of fiscal 2022 increased 55% to $1.4 billion compared to $929.5 million in the same quarter of fiscal 2021. Homebuilding revenue for the second quarter of fiscal 2022 increased 21% to $7.5 billion from $6.2 billion in the same quarter of fiscal 2021. Homes closed in the quarter increased 1% to 19,828 homes compared to 19,701 homes closed in the same quarter of fiscal 2021.

For the six months ended March 31, 2022, net income per common share attributable to D.R. Horton increased 54% to $7.20 per diluted share compared to $4.67 per diluted share in the same period of fiscal 2021. Net income attributable to D.R. Horton for the six months ended March 31, 2022 increased 50% to $2.6 billion compared to $1.7 billion in the same period of fiscal 2021. Homebuilding revenue for the first six months of fiscal 2022 increased 19% to $14.2 billion from $11.9 billion in the same period of fiscal 2021. Homes closed in the first six months of fiscal 2022 decreased 1% to 38,224 homes compared to 38,440 homes closed in the same period of fiscal 2021.

Net sales orders for the second quarter ended March 31, 2022 decreased 10% to 24,340 homes and increased 10% in value to $9.7 billion compared to 27,059 homes and $8.8 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the second quarter of fiscal 2022 was 16% compared to 15% in the prior year quarter. Net sales orders for the first six months of fiscal 2022 decreased 3% to 45,862 homes and increased 18% in value to $18.0 billion compared to 47,477 homes and $15.3 billion in the same period of fiscal 2021. The Company's sales order backlog of homes under contract at March 31, 2022 decreased 6% to 33,859 homes and increased 15% in value to $13.3 billion compared to 35,845 homes and $11.6 billion at March 31, 2021.

At March 31, 2022, the Company had 59,800 homes in inventory, of which 26,000 were unsold. 600 of the Company’s unsold homes at March 31, 2022 were completed. The Company’s homebuilding land and lot portfolio totaled 574,000 lots at the end of the quarter, of which 23% were owned and 77% were controlled through land and lot purchase contracts.

The Company's return on equity (ROE) was 34.0% for the trailing twelve months ended March 31, 2022, and homebuilding return on inventory (ROI) was 40.3% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

The Company ended the second quarter with $1.2 billion of unrestricted homebuilding cash and $2.0 billion of available capacity on its revolving credit facility for total homebuilding liquidity of $3.2 billion. Homebuilding debt at March 31, 2022 totaled $3.3 billion, which includes $350 million of senior notes that mature in September 2022. The Company’s homebuilding debt to total capital ratio at March 31, 2022 was 16.4%. Homebuilding debt to total capital ratio consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered outstanding results in the second fiscal quarter of 2022, highlighted by EPS increasing 59% to $4.03 per diluted share. Our consolidated pre-tax income increased 60% to $1.9 billion on a 24% increase in revenues to $8.0 billion and a 520 basis point increase in our pre-tax profit margin to 23.5%.

“Housing market conditions remain strong despite the rise in mortgage rates, as we continue to experience homebuyer demand that exceeds our pace of supply. We are still selling homes later in the construction cycle to better ensure the certainty of the home close date for our homebuyers, and we are continuing to work to stabilize and then reduce our construction cycle times to historical norms. With 33,900 homes in backlog, 59,800 homes in inventory, a robust lot supply and strong trade and supplier relationships, we are well-positioned to grow our consolidated revenues by more than 25% in fiscal 2022.

“Our market position reflects our experienced teams and production capabilities, industry-leading market share, broad geographic footprint and diverse product offerings across multiple brands. We remain focused on maximizing returns and improving capital efficiency in each of our communities while increasing our market share. Our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility. We plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.”

Guidance
Based on current market conditions and the Company’s results for the first half of fiscal 2022, D.R. Horton is updating its fiscal 2022 guidance to the following:
•Consolidated revenues in a range from $35.3 billion to $36.1 billion
•Homes closed between 88,000 and 90,000 homes
•Income tax rate of approximately 24%
•Outstanding share count at the end of fiscal 2022 approximately 3% lower than at the end of fiscal 2021

The Company plans to also provide guidance for its third quarter of fiscal 2022 on its conference call today.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”) is a publicly traded residential lot development company that is a majority-owned subsidiary of D.R. Horton. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the second quarter ended March 31, 2022, Forestar sold 5,788 lots and generated $421.6 million of revenue compared to 3,588 lots and $287.1 million of revenue in the prior year quarter. For the six months ended March 31, 2022, Forestar sold 10,304 lots and generated $829.2 million of revenue compared to 7,155 lots and $594.2 million of revenue in the prior year six month period. Forestar’s pre-tax income in the second quarter of fiscal 2022 increased 68% to $63.2 million with a pre-tax profit margin of 15.0% compared to $37.6 million of pre-tax income and a 13.1% pre-tax profit margin in the same quarter of fiscal 2021. For the six months ended March 31, 2022, Forestar’s pre-tax income increased 75% to $116.7 million with a pre-tax profit margin of 14.1% compared to $66.8 million of pre-tax income and a 11.2% pre-tax profit margin in the same period of fiscal 2021.

Financial Services
For the second quarter ended March 31, 2022, financial services revenues decreased 1% to $222.1 million compared to $225.1 million in the same quarter of fiscal 2021. Financial services pre-tax income decreased 14% to $92.8 million with a pre-tax profit margin of 41.8% compared to $107.7 million of pre-tax income and a 47.8% pre-tax profit margin in the prior year quarter. For the six months ended March 31, 2022, financial services revenues decreased 1% to $406.4 million compared to $412.3 million. Financial services pre-tax income decreased 17% to $159.9 million with a pre-tax profit margin of 39.3% compared to $191.8 million of pre-tax income and a 46.5% pre-tax profit margin in the prior year six month period.

Rental Operations
The Company's rental operations generated $102.5 million of pre-tax income on revenues of $222.9 million in the second quarter of fiscal 2022 compared to a pre-tax loss of $6.4 million and no revenues in the same quarter of fiscal 2021.

During the second quarter of fiscal 2022, the Company sold one multi-family rental property (126 total units) for $50.0 million. There were no sales of multi-family rental properties during the prior year quarter. During the six months ended March 31, 2022, the Company sold two multi-family rental properties (477 total units) for $126.2 million. At March 31, 2022, the consolidated balance sheet included $597.4 million of inventory related to 17 multi-family rental properties. These properties represent 5,130 multi-family units, including 4,830 units under active construction and 300 completed units.

During the second quarter of fiscal 2022, the Company sold three single-family rental properties (368 total homes) for $172.9 million. There were no sales of single-family rental properties during the prior year quarter. During the six months ended March 31, 2022, the Company sold five single-family rental properties (594 total homes) for $253.2 million. At March 31, 2022, the consolidated balance sheet included $902.7 million of inventory related to 98 single-family rental communities. These communities include 6,350 homes and finished lots, of which 1,300 homes were completed, and 4,000 lots that were unimproved or under development.

The Company's multi-family and single-family rental sales and inventories are reported in its rental segment and are not included in the homes closed, revenues or inventories of its homebuilding segment.

Reclassifications
During the fourth quarter of fiscal 2021, the Company combined its single-family rental operations and its multi-family rental operations into a new rental reporting segment and realigned the aggregation of its homebuilding operating segments into six new geographic reporting regions. Segment information reported in prior year periods has been reclassified to conform to the fiscal 2022 presentation.

Dividends
During the second quarter of fiscal 2022, the Company paid cash dividends of $79.1 million, for a total of $159.2 million of dividends paid during the six months ended March 31, 2022. Subsequent to quarter end, the Company declared a quarterly cash dividend of $0.225 per common share that is payable on May 18, 2022 to stockholders of record on May 9, 2022.

Share Repurchases
The Company repurchased 3.1 million shares of common stock for $266.0 million during the second quarter of fiscal 2022, totaling 5.8 million shares of common stock for $544.2 million during the six months ended March 31, 2022. The Company’s remaining stock repurchase authorization at March 31, 2022 was $2.0 million. In April 2022, our Board of Directors authorized the repurchase of up to $1.0 billion of our common stock, replacing the prior authorization. The new authorization has no expiration date.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, April 26) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 538177), and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 104 markets in 32 states across the United States and closed 81,749 homes in the twelve-month period ended March 31, 2022. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $150,000 to over $1,000,000. Through its mortgage, title and insurance subsidiaries, D.R. Horton provides mortgage financing, title services and insurance agency services for its homebuyers. The Company also constructs and sells both single-family and multi-family rental properties and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that housing market conditions remain strong despite the rise in mortgage rates, as we continue to experience homebuyer demand that exceeds our pace of supply; we are still selling homes later in the construction cycle to better ensure the certainty of the home close date for our homebuyers, and we are continuing to work to stabilize and then reduce our construction cycle times to historical norms; and with 33,900 homes in backlog, 59,800 homes in inventory, a robust lot supply and strong trade and supplier relationships, we are well-positioned to grow our consolidated revenues by more than 25% in fiscal 2022. The forward-looking statements also include that we remain focused on maximizing returns and improving capital efficiency in each of our communities while increasing our market share; our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility; we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis; and all commentary in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, lot development and rental housing industries and changes in economic, real estate or other conditions; constriction of the credit and public capital markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions or investments successfully; the impact of an inflationary, deflationary or higher interest rate environment; supply shortages and other risks of acquiring land, building materials and skilled labor; the effects of public health issues such as a major epidemic or pandemic, including the impact of COVID-19 on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; actions by activist stockholders; and information technology failures, data security breaches and our ability to satisfy privacy and data protection laws and regulations. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K, which is filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2022	September 30, 2021
	(In millions)
ASSETS
Cash and cash equivalents	$1,663.9	$3,210.4
Restricted cash	25.2	26.8
Total cash, cash equivalents and restricted cash	1,689.1	3,237.2
Inventories:
Construction in progress and finished homes	9,876.6	7,739.2
Residential land and lots — developed, under development, held for development and held for sale	8,492.5	7,918.1
Rental properties	1,477.4	821.8
Total inventory	19,846.5	16,479.1
Mortgage loans held for sale	2,242.8	2,027.3
Deferred income taxes, net of valuation allowance of $4.0 million and $4.2 million at March 31, 2022 and September 30, 2021, respectively	131.7	155.3
Property and equipment, net	434.0	392.9
Other assets	2,177.7	1,560.6
Goodwill	163.5	163.5
Total assets	$26,685.3	$24,015.9
LIABILITIES
Accounts payable	$1,378.6	$1,177.0
Accrued expenses and other liabilities	2,618.9	2,210.3
Notes payable	5,570.0	5,412.4
Total liabilities	9,567.5	8,799.7
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 398,939,929 shares issued and 351,955,435 shares outstanding at March 31, 2022 and 397,190,100 shares issued and 356,015,843 shares outstanding at September 30, 2021	4.0	4.0
Additional paid-in capital	3,288.7	3,274.8
Retained earnings	16,063.0	13,644.3
Treasury stock, 46,984,494 shares and 41,174,257 shares at March 31, 2022 and September 30, 2021, respectively, at cost	(2,580.8)	(2,036.6)
Stockholders’ equity	16,774.9	14,886.5
Noncontrolling interests	342.9	329.7
Total equity	17,117.8	15,216.2
Total liabilities and equity	$26,685.3	$24,015.9

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2022	2021	2022	2021
	(In millions, except per share data)
Revenues	$7,999.0	$6,446.9	$15,052.4	$12,380.3
Cost of sales	5,429.9	4,650.9	10,335.6	8,983.5
Selling, general and administrative expense	695.1	621.5	1,361.0	1,207.4
Gain on sale of assets	—	—	—	(14.0)
Other (income) expense	(9.3)	(5.4)	(24.8)	(10.8)
Income before income taxes	1,883.3	1,179.9	3,380.6	2,214.2
Income tax expense	441.0	246.0	792.5	485.1
Net income	1,442.3	933.9	2,588.1	1,729.1
Net income attributable to noncontrolling interests	6.0	4.4	10.2	7.8
Net income attributable to D.R. Horton, Inc.	$1,436.3	$929.5	$2,577.9	$1,721.3

Basic net income per common share attributable to D.R. Horton, Inc.	$4.07	$2.57	$7.27	$4.74
Weighted average number of common shares	353.1	362.3	354.6	363.4

Diluted net income per common share attributable to D.R. Horton, Inc.	$4.03	$2.53	$7.20	$4.67
Adjusted weighted average number of common shares	356.3	367.2	358.2	368.6

Other Consolidated Financial Data
Interest charged to cost of sales	$34.7	$34.4	$68.0	$67.4
Depreciation and amortization	$19.9	$21.2	$39.3	$44.1
Interest incurred	$36.7	$37.9	$73.6	$78.3

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2022	2021
	(In millions)
OPERATING ACTIVITIES
Net income	$2,588.1	$1,729.1
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	39.3	44.1
Stock-based compensation expense	54.6	47.1
Deferred income taxes	23.6	2.6
Inventory and land option charges	20.0	12.1
Gain on sale of assets	—	(14.0)
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(2,137.4)	(1,295.8)
Increase in residential land and lots – developed, under development, held for development and held for sale	(528.4)	(975.2)
Increase in rental properties	(655.9)	—
Increase in other assets	(616.7)	(296.2)
Increase in mortgage loans held for sale	(215.5)	(226.8)
Increase in accounts payable, accrued expenses and other liabilities	593.7	818.1
Net cash used in operating activities	(834.6)	(154.9)
INVESTING ACTIVITIES
Expenditures for property and equipment	(72.5)	(30.5)
Proceeds from sale of assets	—	31.8
Expenditures related to rental properties	—	(173.9)
Payments related to business acquisitions	—	(24.2)
Other investing activities	3.8	0.7
Net cash used in investing activities	(68.7)	(196.1)
FINANCING ACTIVITIES
Proceeds from notes payable	750.0	494.1
Repayment of notes payable	(750.8)	(400.1)
Advances on mortgage repurchase facility, net	84.3	70.9
Proceeds from stock associated with certain employee benefit plans	22.2	5.6
Cash paid for shares withheld for taxes	(61.7)	(82.9)
Cash dividends paid	(159.2)	(145.6)
Repurchases of common stock	(569.8)	(420.2)
Net proceeds from issuance of Forestar common stock	1.7	23.3
Net other financing activities	38.5	(2.3)
Net cash used in financing activities	(644.8)	(457.2)
Net decrease in cash, cash equivalents and restricted cash	(1,548.1)	(808.2)
Cash, cash equivalents and restricted cash at beginning of period	3,237.2	3,040.1
Cash, cash equivalents and restricted cash at end of period	$1,689.1	$2,231.9

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	March 31, 2022
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$1,167.9	$233.7	$102.1	$141.1	$19.1	$1,663.9
Restricted cash	14.9	—	9.5	0.8	—	25.2
Inventories:
Construction in progress and finished homes	10,047.5	—	—	—	(170.9)	9,876.6
Residential land and lots	6,598.4	1,960.5	—	—	(66.4)	8,492.5
Rental properties	—	—	—	1,500.1	(22.7)	1,477.4
	16,645.9	1,960.5	—	1,500.1	(260.0)	19,846.5
Mortgage loans held for sale	—	—	2,242.8	—	—	2,242.8
Deferred income taxes, net	134.9	—	—	—	(3.2)	131.7
Property and equipment, net	332.9	5.0	3.9	1.0	91.2	434.0
Other assets	1,920.1	32.4	310.1	14.3	(99.2)	2,177.7
Goodwill	134.3	—	—	—	29.2	163.5
	$20,350.9	$2,231.6	$2,668.4	$1,657.3	$(222.9)	$26,685.3
Liabilities
Accounts payable	$1,220.8	$55.6	$—	$184.6	$(82.4)	$1,378.6
Accrued expenses and other liabilities	2,085.5	363.3	319.5	9.6	(159.0)	2,618.9
Notes payable	3,286.3	705.3	1,578.9	—	(0.5)	5,570.0
	$6,592.6	$1,124.2	$1,898.4	$194.2	$(241.9)	$9,567.5

	September 30, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,950.1	$153.6	$79.0	$16.8	$10.9	$3,210.4
Restricted cash	8.4	—	18.0	0.4	—	26.8
Inventories:
Construction in progress and finished homes	7,848.0	—	—	—	(108.8)	7,739.2
Residential land and lots	6,059.8	1,905.2	—	—	(46.9)	7,918.1
Rental properties	—	—	—	840.9	(19.1)	821.8
	13,907.8	1,905.2	—	840.9	(174.8)	16,479.1
Mortgage loans held for sale	—	—	2,027.3	—	—	2,027.3
Deferred income taxes, net	159.2	—	—	—	(3.9)	155.3
Property and equipment, net	303.3	2.9	3.5	0.6	82.6	392.9
Other assets	1,468.7	40.0	107.6	6.3	(62.0)	1,560.6
Goodwill	134.3	—	—	—	29.2	163.5
	$18,931.8	$2,101.7	$2,235.4	$865.0	$(118.0)	$24,015.9
Liabilities
Accounts payable	$1,073.7	$47.4	$—	$55.9	$—	$1,177.0
Accrued expenses and other liabilities	1,941.3	333.9	88.6	15.0	(168.5)	2,210.3
Notes payable	3,214.0	704.5	1,494.6	—	(0.7)	5,412.4
	$6,229.0	$1,085.8	$1,583.2	$70.9	$(169.2)	$8,799.7
_________________
(1)Amounts are presented on Forestar’s historical cost basis.
(2)Amounts include the balances of the Company's other businesses, the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2022
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$7,499.2	$—	$—	$—	$—	$7,499.2
Land/lot sales and other	7.6	421.6	—	—	(374.4)	54.8
Rental property sales	—	—	—	222.9	—	222.9
Financial services	—	—	222.1	—	—	222.1
	7,506.8	421.6	222.1	222.9	(374.4)	7,999.0
Cost of sales
Home sales (3)	5,335.2	—	—	—	(43.7)	5,291.5
Land/lot sales and other	3.3	328.7	—	—	(307.0)	25.0
Rental property sales	—	—	—	102.5	(4.3)	98.2
Inventory and land option charges	9.8	5.4	—	—	—	15.2
	5,348.3	334.1	—	102.5	(355.0)	5,429.9
Selling, general and administrative expense	507.3	24.3	138.0	22.8	2.7	695.1
Other (income) expense	(1.6)	—	(8.7)	(4.9)	5.9	(9.3)
Income before income taxes	$1,652.8	$63.2	$92.8	$102.5	$(28.0)	$1,883.3

	Six Months Ended March 31, 2022
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$14,155.6	$—	$—	$—	$—	$14,155.6
Land/lot sales and other	30.5	829.2	—	—	(748.7)	111.0
Rental property sales	—	—	—	379.4	—	379.4
Financial services	—	—	406.4	—	—	406.4
	14,186.1	829.2	406.4	379.4	(748.7)	15,052.4
Cost of sales
Home sales (3)	10,169.1	—	—	—	(81.3)	10,087.8
Land/lot sales and other	20.4	662.3	—	—	(624.8)	57.9
Rental property sales	—	—	—	175.0	(5.1)	169.9
Inventory and land option charges	13.7	6.0	—	0.3	—	20.0
	10,203.2	668.3	—	175.3	(711.2)	10,335.6
Selling, general and administrative expense	1,004.9	45.8	263.2	41.4	5.7	1,361.0
Other (income) expense	(7.9)	(1.6)	(16.7)	(9.8)	11.2	(24.8)
Income before income taxes	$2,985.9	$116.7	$159.9	$172.5	$(54.4)	$3,380.6
Summary Cash Flow Information
Cash (used in) provided by operating activities	$(416.2)	$76.6	$(63.0)	$(409.1)	$(22.9)	$(834.6)
_____________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(3)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$6,170.4	$—	$—	$—	$—	$6,170.4
Land/lot sales and other	15.4	287.1	—	—	(251.1)	51.4
Financial services	—	—	225.1	—	—	225.1
	6,185.8	287.1	225.1	—	(251.1)	6,446.9
Cost of sales
Home sales (3)	4,652.0	—	—	—	(35.6)	4,616.4
Land/lot sales and other	12.7	233.2	—	—	(215.2)	30.7
Inventory and land option charges	3.2	0.6	—	—	—	3.8
	4,667.9	233.8	—	—	(250.8)	4,650.9
Selling, general and administrative expense	467.6	16.3	123.7	11.6	2.3	621.5
Other (income) expense	(1.8)	(0.6)	(6.3)	(5.2)	8.5	(5.4)
Income before income taxes	$1,052.1	$37.6	$107.7	$(6.4)	$(11.1)	$1,179.9

	Six Months Ended March 31, 2021
	Homebuilding	Forestar (1)	Financial Services	Rental	Eliminations and Other (2)	Consolidated
	(In millions)
Revenues
Home sales	$11,869.1	$—	$—	$—	$—	$11,869.1
Land/lot sales and other	33.3	594.2	—	—	(528.6)	98.9
Rental property sales	—	—	—	31.8	(31.8)	—
Financial services	—	—	412.3	—	—	412.3
	11,902.4	594.2	412.3	31.8	(560.4)	12,380.3
Cost of sales
Home sales (3)	8,977.1	—	—	—	(63.3)	8,913.8
Land/lot sales and other	26.3	495.8	—	—	(464.5)	57.6
Rental property sales	—	—	—	17.8	(17.8)	—
Inventory and land option charges	11.2	0.9	—	—	—	12.1
	9,014.6	496.7	—	17.8	(545.6)	8,983.5
Selling, general and administrative expense	917.0	31.8	233.3	20.9	4.4	1,207.4
Gain on sale of assets	—	—	—	—	(14.0)	(14.0)
Other (income) expense	(3.9)	(1.1)	(12.8)	(9.1)	16.1	(10.8)
Income before income taxes	$1,974.7	$66.8	$191.8	$2.2	$(21.3)	$2,214.2
Summary Cash Flow Information
Cash provided by (used in) operating activities	$190.5	$(249.5)	$(32.3)	$(216.7)	$153.1	$(154.9)
_____________
(1)Results are presented on Forestar’s historical cost basis.
(2)Amounts include the results of the Company's other businesses, reconciling amounts between segment and consolidated balances and the elimination of intercompany transactions.
(3)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended March 31,				Six Months Ended March 31,
	2022		2021		2022		2021
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,342	$768.1	1,475	$716.3	2,570	$1,425.3	2,472	$1,187.1
Southwest	2,595	1,403.2	2,966	1,246.6	4,896	2,587.0	5,194	2,153.3
South Central	7,328	2,511.9	7,698	2,180.5	13,190	4,458.0	13,870	3,856.3
Southeast	6,849	2,640.9	8,642	2,635.8	13,243	4,925.7	14,572	4,363.2
East	3,765	1,413.1	4,397	1,367.4	7,745	2,868.0	8,075	2,486.2
North	2,461	1,012.2	1,881	702.4	4,218	1,741.8	3,294	1,218.9
	24,340	$9,749.4	27,059	$8,849.0	45,862	$18,005.8	47,477	$15,265.0

HOMES CLOSED

	Three Months Ended March 31,				Six Months Ended March 31,
	2022		2021		2022		2021
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
Northwest	1,146	$636.5	1,161	$548.5	2,171	$1,185.4	2,368	$1,095.7
Southwest	2,321	1,135.0	2,260	909.4	4,265	2,046.5	4,402	1,738.4
South Central	5,610	1,836.4	5,210	1,383.5	11,047	3,528.8	10,431	2,746.0
Southeast	5,504	1,946.3	5,967	1,710.7	10,828	3,756.5	11,225	3,174.9
East	3,469	1,216.8	3,590	1,070.7	6,597	2,291.5	7,087	2,073.8
North	1,778	728.2	1,513	547.6	3,316	1,346.9	2,927	1,040.3
	19,828	$7,499.2	19,701	$6,170.4	38,224	$14,155.6	38,440	$11,869.1

SALES ORDER BACKLOG

	As of March 31,
	2022		2021
	Homes	Value	Homes	Value
Northwest	1,353	$737.6	1,648	$784.5
Southwest	4,069	2,036.4	4,534	1,756.3
South Central	10,876	3,754.6	10,777	3,046.9
Southeast	9,734	3,703.9	10,269	3,156.9
East	5,365	2,045.9	5,845	1,838.9
North	2,462	1,034.9	2,772	1,029.9
	33,859	$13,313.3	35,845	$11,613.4

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

	As of March 31, 2022			As of September 30, 2021
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	10,500	32,200	42,700	9,000	31,400	40,400
Southwest	22,300	38,000	60,300	22,800	34,300	57,100
South Central	41,400	68,600	110,000	42,800	79,000	121,800
Southeast	26,200	131,900	158,100	26,700	125,500	152,200
East	20,200	107,000	127,200	17,300	83,100	100,400
North	10,600	65,100	75,700	9,200	49,200	58,400
	131,200	442,800	574,000	127,800	402,500	530,300
	23%	77%	100%	24%	76%	100%
_____________
(1)Lots controlled at March 31, 2022 included approximately 36,700 lots owned or controlled by Forestar, 19,100 of which our homebuilding divisions have under contract to purchase and 17,600 of which our homebuilding divisions have a right of first offer to purchase. Lots controlled at September 30, 2021 included approximately 39,200 lots owned or controlled by Forestar, 21,000 of which our homebuilding divisions had under contract to purchase and 18,200 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	March 31, 2022	September 30, 2021
Northwest	3,100	2,600
Southwest	7,200	5,500
South Central	17,500	14,000
Southeast	17,100	13,600
East	9,200	7,300
North	5,700	4,800
	59,800	47,800
_____________
(1)Homes in inventory exclude 4,200 and 1,900 homes related to our single-family rental operations at March 31, 2022 and September 30, 2021, respectively, and also exclude approximately 1,800 model homes at both dates.